Exhibit (e)(2)(ii)

FORM OF SECOND AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

This second amendment (“Amendment”) to the Distribution Services Agreement (the “Agreement”) dated as of August 7, 2014, by and between ARK Investment Management LLC (the “Adviser”) and Foreside Fund Services, LLC (the “Distributor” and collectively with the Adviser, the “Parties”) is entered into as of ____________ ___, 2019 (the “Effective Date”).

WHEREAS, on September 28, 2018, the Board of Trustees of the ARK ETF Trust (the “Trust”) ratified and approved the creation of a new series of the Trust, the ARK Fintech Innovation ETF (the “New Series”); and

WHEREAS, the Adviser desires to add the New Series to the Agreement under the same terms and conditions of the Agreement and the Distributor has agreed to add such New Series to the Agreement; and

WHEREAS, the Adviser and the Distributor desire to amend Exhibit A to the Agreement to reflect these changes.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Adviser and the Distributor agree to amend the Agreement as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect to the same extent as if fully set forth herein.

3.	Exhibit A of the Agreement is hereby replaced with the attached Exhibit A effective as of January 30, 2019.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ARK ETF TRUST	FORESIDE FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

To the Distribution Services Agreement

Between ARK ETF Trust and Foreside Fund Services, LLC

As of January 30, 2019

Funds

ARK Innovation ETF

ARK Genomic Revolution Multi-Sector ETF

ARK Industrial Innovation ETF

ARK Web x.0 ETF

ARK 3D Printing ETF

ARK Israeli Innovation ETF

ARK Fintech Innovation ETF